Exhibit 99.1

September 27	Extra Space Storage Q2 FY 2004 Earnings Results

Extra Space Storage Announces Second Quarter 2004 Results

SALT LAKE CITY, Utah, September 27, 2004 – Extra Space Storage Inc. (the “Company”) (NYSE: EXR) today announced results for the second quarter and the six months ended June 30, 2004. These are the operating results of Extra Space Storage LLC, the Company’s predecessor (the “Predecessor”) prior to the consummation of the Company’s initial public offering and various formation transactions.

Highlights:

•	Completed Initial Public Offering (IPO) and listed shares on the New York Stock Exchange

•	Completed acquisition of Storage Spot properties for approximately $147 million. Storage Spot and other acquisitions add 29 properties to the portfolio.

•	Declared initial dividend of $0.1113 per share for the third quarter.

The results for the three and six months ended June 30, 2004 include the operations of 114 properties, 93 of which were consolidated and 21 of which were in joint ventures historically accounted for using the equity method, compared to the results for the three and six months ended June 30, 2003, which included the operations of 96 properties, 57 of which were consolidated and 39 of which were in joint ventures historically accounted for using the equity method. Results for both periods also include equity in earnings of real estate joint ventures, third-party management fees, acquisition fees and development fees.

Revenues for the second quarter of 2004 were $13.9 million, compared to $9.3 million for the second quarter of 2003. Contributing to the increase in revenues for the second quarter was the acquisition of 19 stabilized properties during the period, as were continued occupancy gains from the Predecessor’s lease-up properties and increased rental revenues from existing customers.

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September 27	Extra Space Storage Q2 FY 2004 Earnings Results	Page 2

Revenues for the six months ended June 30, 2004 were $24.9 million compared to $17.6 million for the six months ended June 30, 2003, an increase of 41.5%. The net loss was $13.1 million, compared to net loss of $6.0 million for the six months of 2003.

The increase in revenues for the six months was primarily due to the acquisition of 31 stabilized properties during the period as well as continued occupancy gains in lease up properties, and rental increases from existing customers.

The net loss for the second quarter of 2004 was $7.0 million compared to a net loss for the same period in 2003 of $2.4 million.

Our same-store stabilized portfolio consists of only those properties owned by the Predecessor at the beginning and at the end of the applicable periods presented and that had achieved stabilization as of the first day of such period. Same-store stabilized revenues for the June 30, 2004 quarter reflecting a portfolio of 31 wholly-owned properties, increased 4.1% compared to the same period in 2003. The same-store presentation is meaningful in regard to these properties. These results provide information relating to property-level operating changes without the effects of acquisitions or completed developments. Upon the completion of the formation transactions, the Company will have a greater population of same-store properties. Consequently, the results shown should not be used as a basis for future same-store performance.

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2004	2003	Change	2004	2003	Change
Same-store rental revenues	$5,619	$5,397	4.1%	$11,067	$10,689	3.5%
Same-store operating expenses	2,095	2,113	-0.9%	4,212	4,271	-1.4%
Non same-store rental revenues	7,395	2,752	168.7%	11,943	4,941	141.7%
Non same-store operating expenses	3,785	1,528	147.7%	6,078	3,008	102.1%
Total rental revenues	13,014	8,149	59.7%	23,010	15,630	47.2%
Total operating expenses	5,880	3,641	61.5%	10,290	7,279	41.4%
Number of properties included in same-store revenues and expenses	31	31		31	31

Kenneth Woolley, chairman and chief executive officer, said, “We are pleased to report considerable progress on a number of fronts during the second quarter.

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September 27	Extra Space Storage Q2 FY 2004 Earnings Results	Page 3

On August 17th we completed the Company’s IPO, and listed our shares on the New York Stock Exchange.”

Completion of Initial Public Offering

On August 17, 2004, the Company completed its Initial Public Offering through the sale of 20,200,000 shares of the Company’s common stock at $12.50 per share. The offering raised $252.5 million before deducting underwriting discounts and expenses. On September 1, 2004 the Company’s underwriters exercised their right to purchase an additional 3,030,000 shares at $12.50 per share, which provided an additional gross proceeds of $37.9 million.

Completion of Formation Transactions

Since the commencement of the IPO, the Company has completed each of the formation transactions outlined in the prospectus dated August 11, 2004.

Acquisitions

Concurrent with the completion of the IPO, the Company concluded the acquisition of Storage Spot properties for a purchase price of approximately $147 million. The purchase comprises 26 self-storage properties in six states representing approximately 1,750,000 square feet. The average age of the properties is approximately nine years, and the portfolio occupancy was 89.6% as of August 31, 2004. In connection with the transaction, the Company also appointed Storage Spot’s president, Hugh W. Horne, as a director of the Company.

Proceeds from the offering were also used to acquire three self-storage properties, one in Arizona, one in California, and one in New York for approximately $21 million.

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September 27	Extra Space Storage Q2 FY 2004 Earnings Results	Page 4

“With these acquisitions completed, the Company now owns 136 properties in 20 states representing 84,000 units, nine million square feet and 70,000 tenants, with an average age of all our facilities of approximately nine years. In addition, in this highly fragmented marketplace, we intend to aggressively pursue additional accretive acquisition opportunities, as well as develop new self-storage properties,” said Mr. Woolley.

Initial Dividend Declared

On September 3, 2004, the Company announced its initial third quarter common stock dividend of $0.1113 per share to be paid on September 30, 2004 to shareholders of record as of September 15, 2004. The initial dividend payment is prorated from the IPO closing date of August 17, 2004 through September 30, 2004 and was calculated based on an assumed full quarterly dividend of $0.2275 per share which was based on our IPO share price of $12.50 per share, representing a 7.3% yield.

Financial Flexibility

Following the IPO, as part of the formation transactions, the Company entered into a $100 million credit facility and as of September 15, 2004 had a total of approximately $444 million of debt, producing a debt to total market capitalization of approximately 49%. Currently, total fixed rate debt to total debt is approximately 80%. The weighted average interest rate of the total of fixed and variable rate debt is approximately 4.59%.

Kent Christensen, senior vice president and chief financial officer noted, “With the proceeds from our offering and repositioning of our fixed and variable debt, our balance sheet is strong and flexible. In addition, with credit availability of $56 million, and other attractive sources of capital through joint venture partners, we believe that we have adequate capital resources to help fund our expanding investment pipeline.”

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September 27	Extra Space Storage Q2 FY 2004 Earnings Results	Page 5

Forward Looking Statements:

When used in this discussion and elsewhere in this news release, the words “believes,” “anticipates,” “projects”, “should”, “estimates”, “expects” and similar expressions are intended to identify forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Actual results may differ materially due to uncertainties including:

•	changes in economic conditions in the markets in which we operate

•	competition from new self-storage facilities or other storage alternatives causing rent to decline and occupancy rates to drop, or causing delays in rent up of newly developed properties

•	the delay in building or reduction of size of new developments due to zoning and permitting requirements outside of our control

•	increased competition for desirable sites

•	construction delays due to weather, unforeseen site conditions, labor shortages, personnel turnover, scheduling problems with contractors, subcontractors or suppliers

•	increases in the cost of labor, taxes, marketing and other operating and construction expenses

•	changes in tax laws impacting the taxability of operating and construction expenses

•	changes in tax laws impacting the taxability of future income

•	increases in interest rates increasing the cost of refinancing long term debt

•	impairment of alternatives for funding our business plan due to economic uncertainty in light of the impact of war or terrorism

•	legislation or changes in regulations or interpretations regarding certain accounting standards applied to our operations and certain of our existing financial and joint venture structures.

Forward-looking statements are based on estimates as of the date of this report. We disclaim any obligation to publicly release the results of any revisions to these forward-looking statements reflecting new estimates, events or circumstances after the date of this report.

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September 27	Extra Space Storage Q2 FY 2004 Earnings Results	Page 6

Conference Call

Extra Space Storage Inc. will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Monday, September 27, 2004 to discuss second quarter FY 2004 results. This conference call will be broadcast live over the Internet and can be accessed by all interested parties at the Company’s website at www.extraspace.com (then click on “Investor Info” tab.) To listen to the live call, please go to this website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on the website for 90 days.

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September 27	Extra Space Storage Q2 FY 2004 Earnings Results	Page 7

About Extra Space Storage Inc.

Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a real estate investment trust that owns and operates 136 self-storage properties in 20 states. The Company’s properties comprise more than 84,000 units, 9.0 million square feet rented by over 70,000 tenants. Additional Extra Space Storage information is available at www.extraspace.com.

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For Information:
James Overturf	William Coffin
Extra Space Storage, Inc.	CCG Investor Relations
(801) 365-4501	(818) 789-0100

- Financial Tables Follow -

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September 27	Extra Space Storage Q2 FY 2004 Earnings Results	Page 8

Extra Space Storage LLC (Extra Space Storage Inc. Predecessor)

Condensed Consolidated Statements of Operations (Unaudited) (in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003	2004	2003

Revenues:
Property rental revenues	$13,014	$8,149	$23,010	$15,630
Management fees	428	550	976	1,033
Acquisition fees and development fees	134	352	399	604
Other income	353	256	470	370

Total Revenues	13,929	9,307	24,855	17,637

Expenses:
Property operating expenses	5,880	3,641	10,290	7,279
Unrecovered development/acquisition costs and support payments	186	410	684	685
General and administrative expense	3,273	2,056	6,243	4,046
Depreciation and amortization	3,089	1,466	5,766	2,898

Total Operating Expenses	12,428	7,573	22,983	14,908

Income before interest expense, minority interests, equity in earnings of real estate ventures and gain (loss) on sale of real estate assets	1,501	1,734	1,872	2,729

Interest expense	(8,406)	(4,344)	(14,773)	(8,774)
Minority interest - Fidelity preferred return	(1,124)	(1,033)	(2,220)	(2,032)

Loss allocated to other minority interests	560	128	1,530	542
Equity in earnings of real estate ventures	433	470	694	871
Gain (loss) on sale of real estate assets	—	672	(171)	672

Net loss	$(7,036)	$(2,373)	$(13,068)	$(5,992)

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September 27	Extra Space Storage Q2 FY 2004 Earnings Results	Page 9

Extra Space Storage LLC (Extra Space Storage Inc. Predecessor)

Condensed Consolidated Balance Sheets (Unaudited ) (in thousands)

	As of June 30, 2004	As of December 31, 2003

Assets:
Real estate assets:
Net operating real estate assets	$455,629	274,434
Real estate under development	85,232	79,940

Net real estate assets	540,861	354,374

Investments in real estate ventures	7,541	8,438
Cash	2,775	11,746
Restricted cash	8,705	1,558
Receivables from related parties	13,312	2,066
Other assets, net	11,259	5,569

Total assets	$584,453	383,751

Liabilities, Minority Interests, Redeemable Units and Members’ Equity (Deficit):
Liabilities:
Borrowings	$431,847	273,808
Accounts payable	548	2,318
Payables to related parties	51,343	24,824
Putable preferred interests in consolidated joint ventures, net	35,303	33,434
Other liabilities	12,979	5,276

Total liabilities	532,020	339,660

Commitments and contingencies (Note 14)

Redeemable minority interest - Fidelity	19,485	17,966
Other minority interests	10,508	4,424

Redeemable Class C Units (liquidation preference of $30,205 at June 30, 2004 and $11,208 at December 31, 2003)	30,205	11,208

Redeemable Class E Units (liquidation preference of $14,900 at June 30, 2004 and December 31, 2003)	14,900	14,900

Members’ equity (deficit):
Class A Units	9,614	5,226

Class B Units (liquidation preference of $65,635 at June 30, 2004 and $64,198 at December 31, 2003)	48,852	48,274
Note receivable from Centershift	—	(4,493)
Accumulated deficit	(81,131)	(53,414)

Total members equity (deficit)	(22,665)	(4,407)

Total liabilities, minority interests, redeemable units and members’s equity (deficit)	$584,453	383,751

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September 27	Extra Space Storage Q2 FY 2004 Earnings Results	Page 10

Extra Space Storage LLC (Extra Space Storage Inc. Predecessor)

Condensed Consolidated Statements of Cash Flows (Unaudited ) (in thousands)

	For the six months ended June 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(13,068)	$(5,992)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Minority interest - Fidelity preferred return	2,220	2,032
Loss allocated to minority interest	(1,530)	(542)
Depreciation and amortization	5,766	2,898
Amortization of discount on putable preferred interests in consolidated joint ventures	903	541
Member units granted to employees	1,205	—
Loss (gain) on sale of real estate assets	171	(672)
Equity in earnings of real estate ventures	(694)	(871)
Accrued interest on advances to Centershift	—	(120)
Increase (decrease) in cash due to changes in:
Receivables from related parties	2,212	7,178
Payables to related parties	(5,280)	(540)
Other assets	(213)	(329)
Accounts payable and accrued expenses	(347)	2,209
Other liabilities	1,726	(1,477)

Net cash provided by (used in) operating activities	(6,929)	4,315

Cash flows from investing activities:
Investment in real estate assets	(146,647)	(32,382)
Proceeds from sale of real estate assets	6,406	6,186
Investments in real estate ventures	(371)	(1,291)
Distributions from real estate ventures in excess of earnings	808	799
Repayment of loans to related parties	—	—
Advances to Centershift and Extra Space Development	(6,280)	(6,683)
Purchase of equipment	(960)	(598)
Increase in cash resulting from de-consolidation of real estate assets	470	—
Change in restricted cash	(7,262)	(428)

Net cash used in investing activities	(153,836)	(34,397)

Cash flows from financing activities:
Proceeds from borrowings	325,872	59,511
Payments on borrowings	(193,346)	(35,356)
Deferred financing costs	(5,009)	(490)
Payments on other liabilities	(15)	(77)
Net advances from (payments to) related parties and putable preferred interests in consolidated joint ventures	(1,258)	(2,127)
Member units issued in exchange for cash	19,691	3,000
Return paid on Class C and Class E units	(1,156)	(337)
Redemption of units	(244)	(533)
Minority interest investments	8,568	895
Minority interest distributions	(608)	(69)
Minority interest investment by Fidelity	—	—
Preferred return paid to Fidelity	(701)	(696)

Net cash provided by financing activities	151,794	23,721

Net decrease in cash	(8,971)	(6,361)
Cash, beginning of period	11,746	6,461

Cash, end of period	$2,775	$100

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